Exhibit 99(s)
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                               POWER OF ATTORNEY

         That each of the undersigned officers and directors of BTOP50 CTA Index Fund, a Delaware statutory trust (the "Trust"), do constitute and appoint Stephen G. Bondi, Gus Coutsouros and Xiao-Hong Jing as his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, a Registration Statement on Form N-2, including any pre-effective amend ments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933 (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940 or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirm ing all that such attorney and agent may do or cause to be done by virtue of these presents.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 4th day of March, 2004.


                                       /s/ Bruce H. Lipnick
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                                            Bruce H. Lipnick
                                            Chairman


                                       /s/ Gary L. Knapp
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                                            Gary L. Knapp
                                            Trustee


                                       /s/ William Miller
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                                            William Miller
                                            Trustee